EXHIBIT 99.2

CONTACT:
George B. Sundby
Executive Vice President &
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000
email: gsundby@abm.com

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

SAN FRANCISCO, September 8, 2004 – The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high fourth quarter cash dividend of $0.10 per common share payable on November 1, 2004 to stockholders of record on October 11, 2004. This will be ABM’s 154th consecutive quarterly cash dividend, and is $0.005 (5.3%) above the $0.095 per share quarterly dividend rate paid for the fourth quarter of 2003.

     ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2003 revenues in excess of $2.2 billion and more than 70,000 employees, ABM provides janitorial, parking, engineering, security, lighting and mechanical services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities in the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security Services (ACSS), Security Services of America (SSA), Amtech Lighting, CommAir Mechanical and ABM Facility Services.

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